Exhibit 99.1
Trimble Announces Record First Quarter 2022 Results

•Record first quarter total revenue of $994 million, up 12 percent
•Annualized recurring revenue of $1.47 billion, up 12 percent and 14 percent on an organic basis

SUNNYVALE, Calif., May 5, 2022 - Trimble Inc. (NASDAQ: TRMB) today announced financial results for the first quarter of 2022.
First Quarter 2022 Financial Highlights
•Revenue of $993.7 million, up 12 percent year over year
•Annualized recurring revenue (ARR) was $1.47 billion, up 12 percent year over year
•GAAP operating income was $156.9 million and non-GAAP operating income was $233.1 million
•GAAP net income was $110.3 million and non-GAAP net income was $184.8 million
•Diluted earnings per share was $0.44 on a GAAP basis and $0.73 on a non-GAAP basis
•Adjusted EBITDA of $253.3 million, 25.5 percent of revenue
•Share repurchases of $104.7 million
Executive Quote
"Trimble is a purpose-driven company, transforming and digitizing industries that support how we live, what we eat, how we move," said Rob Painter, Trimble's president and chief executive officer. "Record total revenue and annualized recurring revenue demonstrate the value of our continuing growth and commitment to innovation and sustainability. Excluding the impact of our recently announced divestitures and recent changes in foreign exchange rates, our updated guidance reflects a projection of higher ARR growth, revenue and earnings."
Forward Looking Guidance
After giving effect to the recently announced divestitures of the Time and Frequency, LOADRITE, Spectra Precision Tools, SECO accessories and Beena Vision businesses (the "Divestitures") and effects of recent changes in foreign exchange rates, for the full-year 2022, Trimble now expects to report revenue between $3,800 million and $3,880 million and non-GAAP earnings per share between $2.71 and $2.86. Non-GAAP guidance assumes a tax rate between 18.5 to 19.0 percent. Non-GAAP earnings per share assume approximately 253 million shares outstanding. This guidance range excludes the gain on the anticipated Divestitures. Trimble is unable to provide a quantitative reconciliation of these measures to GAAP with a reasonable degree of accuracy due to certain open adjustments to book value, including working capital changes. The Divestitures are subject to customary closing conditions and are expected to close in the second quarter.
Investor Conference Call / Webcast Details
Trimble will hold a conference call on May 5, 2022 at 5:00 a.m. PT to review its first quarter 2022 results. An accompanying slide presentation will be made available on the "Investors" section of the Trimble website, www.trimble.com, under the subheading "Events & Presentations." The call will be broadcast live on the web at http://investor.trimble.com. Investors without internet access may dial into the call at (844) 817-7339 (U.S.) or (409) 231-2959 (international). The passcode is 1014217. The replay will also be available on the web at the address above.
About Trimble
Trimble is an industrial technology company transforming the way the world works by delivering solutions that enable our customers to thrive. Core technologies in positioning, modeling, connectivity and data analytics connect the digital and physical worlds to improve productivity, quality, safety, transparency and sustainability. From purpose-built products to enterprise lifecycle solutions, Trimble is transforming industries such as agriculture, construction, geospatial and transportation. For more information about Trimble (NASDAQ:TRMB), visit: www.trimble.com.
Safe Harbor
Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include expectations about our future financial and operational results. These forward-looking statements are subject to change, and actual results may materially differ due to certain risks and uncertainties. The Company's results may be adversely affected if the Company is unable to market, manufacture and ship new products, obtain new customers, effectively integrate new acquisitions or consummate the Divestitures in a timely manner. The Company's results would also be negatively impacted by deterioration in economic conditions as a result of the COVID-19 pandemic, supply chain shortages and disruptions, as well as general inflationary pressures, resulting in increases in costs and reduced revenue, adverse geopolitical developments and the potential impact of volatility and conflict in the political and economic environment, including the Russian invasion of Ukraine and its direct and indirect impact on our business, weakening in the macro environment, foreign exchange fluctuations, the pace we transition our business model towards a subscription model, and the imposition of barriers to international trade. Any failure to achieve predicted results could negatively impact the Company's revenue, cash flow from operations, and other financial results. The Company's financial results will also depend on a number of other factors and risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company's position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company's expectations or any change of events, conditions, or circumstances on which any such statement is based.
FTRMB

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	First Quarter of
	2022	2021
Revenue:
Product	$621.6	$539.4
Service	161.1	162.3
Subscription	211.0	184.8
Total revenue	993.7	886.5
Cost of sales:
Product	308.4	255.7
Service	63.3	59.6
Subscription	49.9	55.8
Amortization of purchased intangible assets	22.5	22.1
Total cost of sales	444.1	393.2
Gross margin	549.6	493.3
Gross margin (%)	55.3%	55.6%
Operating expense:
Research and development	140.3	129.4
Sales and marketing	131.9	122.4
General and administrative	101.5	85.4
Restructuring charges	6.9	1.5
Amortization of purchased intangible assets	12.1	13.7
Total operating expense	392.7	352.4
Operating income	156.9	140.9
Non-operating expense, net:
Interest expense, net	(16.0)	(16.9)
Income from equity method investments, net	9.7	11.8
Other income (expense), net	(12.1)	1.6
Total non-operating expense, net	(18.4)	(3.5)
Income before taxes	138.5	137.4
Income tax provision	28.2	22.8
Net income	110.3	114.6
Net gain attributable to noncontrolling interests	—	0.1
Net income attributable to Trimble Inc.	$110.3	$114.5
Earnings per share attributable to Trimble Inc.:
Basic	$0.44	$0.46
Diluted	$0.44	$0.45
Shares used in calculating earnings per share:
Basic	250.8	251.1
Diluted	252.8	254.3

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	First Quarter of	Year End
As of	2022	2021
Assets
Current assets:
Cash and cash equivalents	$357.2	$325.7
Accounts receivable, net	655.7	624.8
Inventories	401.0	363.3
Other current assets	151.6	136.8
Total current assets	1,565.5	1,450.6
Property and equipment, net	235.0	233.2
Operating lease right-of-use assets	146.9	141.0
Goodwill	3,971.0	3,981.5
Other purchased intangible assets, net	468.7	506.6
Deferred income tax assets	494.9	502.0
Other non-current assets	295.4	284.7
Total assets	$7,177.4	$7,099.6
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$213.3	$207.3
Accrued compensation and benefits	144.6	231.0
Deferred revenue	622.7	548.8
Other current liabilities	266.4	201.5
Total current liabilities	1,247.0	1,188.6
Long-term debt	1,293.7	1,293.2
Deferred revenue, non-current	81.2	83.0
Deferred income tax liabilities	237.6	263.1
Income taxes payable	54.5	54.5
Operating lease liabilities	127.8	121.4
Other non-current liabilities	147.7	151.1
Total liabilities	3,189.5	3,154.9
Stockholders' equity:
Common stock	0.3	0.3
Additional paid-in-capital	1,981.2	1,935.6
Retained earnings	2,170.3	2,170.5
Accumulated other comprehensive loss	(163.9)	(161.7)
Total stockholders' equity	3,987.9	3,944.7
Total liabilities and stockholders' equity	$7,177.4	$7,099.6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	First Quarter of
	2022	2021
Cash flow from operating activities:
Net income	$110.3	$114.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	10.0	10.3
Amortization expense	34.6	35.8
Deferred income taxes	(16.8)	0.4
Stock-based compensation	28.3	27.2
Other, net	16.7	(3.8)
(Increase) decrease in assets:
Accounts receivable, net	(34.6)	40.0
Inventories	(42.7)	(0.9)
Other current and non-current assets	(14.6)	2.8
Increase (decrease) in liabilities:
Accounts payable	7.8	14.5
Accrued compensation and benefits	(75.6)	(25.0)
Deferred revenue	73.3	9.2
Other current and non-current liabilities	56.3	3.1
Net cash provided by operating activities	153.0	228.2
Cash flow from investing activities:
Purchases of property and equipment	(14.5)	(10.6)
Other, net	1.1	1.4
Net cash used in investing activities	(13.4)	(9.2)
Cash flow from financing activities:
Issuance of common stock, net of tax withholdings	(2.4)	8.0
Repurchases of common stock	(104.7)	(40.0)
Proceeds from debt and revolving credit lines	118.8	180.8
Payments on debt and revolving credit lines	(118.8)	(335.7)
Other, net	(2.6)	—
Net cash used in financing activities	(109.7)	(186.9)
Effect of exchange rate changes on cash and cash equivalents	1.6	(5.2)
Net increase in cash and cash equivalents	31.5	26.9
Cash and cash equivalents - beginning of period	325.7	237.7
Cash and cash equivalents - end of period	$357.2	$264.6

REPORTING SEGMENTS
GAAP TO NON-GAAP RECONCILIATION
(In millions)
(Unaudited)

	Reporting Segments
	Buildings and Infrastructure	Geospatial	Resources and Utilities	Transportation
FIRST QUARTER OF 2022:
Segment revenue	$397.6	$207.5	$229.9	$158.7

Segment operating income	$120.7	$57.9	$75.1	$9.2

Segment operating income as a percent of segment revenue	30.4%	27.9%	32.7%	5.8%

FIRST QUARTER OF 2021:
Segment revenue	$343.1	$181.7	$205.2	$156.7

Segment operating income	$96.4	$48.7	$80.1	$8.4

Segment operating income as a percent of segment revenue	28.1%	26.8%	39.0%	5.4%

GAAP TO NON-GAAP RECONCILIATION
(Dollars in millions, except per share data)
(Unaudited)

		First Quarter of
		2022		2021
		Dollar Amount	% of Revenue	Dollar Amount	% of Revenue
REVENUE:
GAAP revenue:		$993.7		$886.5
Purchase accounting adjustments	(A)	—		0.2
Non-GAAP revenue:		$993.7		$886.7

GROSS MARGIN:
GAAP gross margin:		$549.6	55.3%	$493.3	55.6%
Purchase accounting adjustments	(A)	22.5		22.3
Stock-based compensation / deferred compensation	(C)	2.2		2.0
Restructuring and other costs	(D)	1.1		—
Non-GAAP gross margin:		$575.4	57.9%	$517.6	58.4%

OPERATING EXPENSES:
GAAP operating expenses:		$392.7	39.5%	$352.4	39.8%
Purchase accounting adjustments	(A)	(12.1)		(12.5)
Acquisition / divestiture items	(B)	(3.9)		(3.5)
Stock-based compensation / deferred compensation	(C)	(22.8)		(26.7)
Restructuring and other costs	(D)	(11.6)		(1.3)
Non-GAAP operating expenses:		$342.3	34.4%	$308.4	34.8%

OPERATING INCOME:
GAAP operating income:		$156.9	15.8%	$140.9	15.9%
Purchase accounting adjustments	(A)	34.6		34.8
Acquisition / divestiture items	(B)	3.9		3.5
Stock-based compensation / deferred compensation	(C)	25.0		28.7
Restructuring and other costs	(D)	12.7		1.3
Non-GAAP operating income:		$233.1	23.5%	$209.2	23.6%

NON-OPERATING EXPENSE, NET:
GAAP non-operating expense, net:		$(18.4)		$(3.5)
Acquisition / divestiture items	(B)	8.9		(2.1)
Deferred compensation	(C)	3.3		(1.5)
Restructuring and other costs	(D)	0.1		—
Non-GAAP non-operating expense, net:		$(6.1)		$(7.1)

			GAAP and Non-GAAP Tax Rate %		GAAP and Non-GAAP Tax Rate %
			(G)		(G)
INCOME TAX PROVISION:
GAAP income tax provision:		$28.2	20.4%	$22.8	16.6%
Non-GAAP items tax effected	(E)	18.1		10.7
Difference in GAAP and Non-GAAP tax rate	(F)	(4.1)		1.5
Non-GAAP income tax provision:		$42.2	18.6%	$35.0	17.3%

NET INCOME:

GAAP net income attributable to Trimble Inc.:		$110.3		$114.5
Purchase accounting adjustments	(A)	34.6		34.8
Acquisition / divestiture items	(B)	12.8		1.4
Stock-based compensation / deferred compensation	(C)	28.3		27.2
Restructuring and other costs	(D)	12.8		1.3
Non-GAAP tax adjustments	(E) - (F)	(14.0)		(12.2)
Non-GAAP net income attributable to Trimble Inc.:		$184.8		$167.0

DILUTED NET INCOME PER SHARE:
GAAP diluted net income per share attributable to Trimble Inc.:		$0.44		$0.45
Purchase accounting adjustments	(A)	0.14		0.14
Acquisition / divestiture items	(B)	0.05		—
Stock-based compensation / deferred compensation	(C)	0.11		0.11
Restructuring and other costs	(D)	0.05		0.01
Non-GAAP tax adjustments	(E) - (F)	(0.06)		(0.05)
Non-GAAP diluted net income per share attributable to Trimble Inc.:		$0.73		$0.66

ADJUSTED EBITDA:
GAAP net income attributable to Trimble Inc.:		$110.3		$114.5
Non-operating expense, net, income tax provision, and net gain attributable to noncontrolling interests		46.6		26.4
GAAP operating income:		156.9		140.9
Purchase accounting adjustments	(A)	34.6		34.8
Acquisition / divestiture items	(B)	3.9		3.5
Stock-based compensation / deferred compensation	(C)	25.0		28.7
Restructuring and other costs	(D)	12.7		1.3
Non-GAAP operating income:		233.1		209.2
Depreciation expense		10.5		10.3
Income from equity method investments, net		9.7		11.8
Adjusted EBITDA:		$253.3	25.5%	$231.3	26.1%

FOOTNOTES TO GAAP TO NON-GAAP RECONCILIATION

This press release includes GAAP financial measures as well as Non-GAAP financial measures. We believe these non-GAAP financial measures, which are not meant to be considered in isolation or as a substitute for comparable GAAP provide useful information to investors and others in understanding our "core operating performance", which excludes the effect of non-cash items and certain variable charges not expected to recur, not meaningful in comparison to our past operating performance or not reflective of ongoing financial results. Lastly, we believe that our core operating performance offers a supplemental measure for period-to-period comparisons and can be used to evaluate our historical and prospective financial performance, as well as our performance relative to competitors.

The non-GAAP definitions, and explanations to the adjustments to comparable GAAP measures are included below:
Non-GAAP Definitions
Non-GAAP revenue
We define Non-GAAP revenue as GAAP revenue, excluding the effects of purchase accounting adjustments for acquisitions occurring prior to 2021. We believe this measure helps investors understand the performance of our business including acquisitions, as non-GAAP revenue excludes the effects of certain acquired deferred revenue that was written down to fair value in purchase accounting. Management believes that excluding fair value purchase accounting adjustments more closely correlates with the ordinary and ongoing course of the acquired company’s operations and facilitates analysis of revenue growth and trends.
Non-GAAP gross margin
We define Non-GAAP gross margin as GAAP gross margin, excluding the effects of purchase accounting adjustments, stock-based compensation, deferred compensation, and restructuring and other costs. We believe our investors benefit by understanding our non-GAAP gross margin as a way of understanding how product mix, pricing decisions, and manufacturing costs influence our business.
Non-GAAP operating expenses
We define Non-GAAP operating expenses as GAAP operating expenses, excluding the effects of purchase accounting adjustments, acquisition/divestiture items, stock-based compensation, deferred compensation, and restructuring and other costs. We believe this measure is important to investors evaluating our non-GAAP spending in relation to revenue.
Non-GAAP operating income
We define Non-GAAP operating income as GAAP operating income, excluding the effects of purchase accounting adjustments, acquisition/divestiture items, stock-based compensation, deferred compensation, and restructuring and other costs. We believe our investors benefit by understanding our non-GAAP operating income trends, which are driven by revenue, gross margin, and spending.
Non-GAAP non-operating expense, net
We define Non-GAAP non-operating expenses, net as GAAP non-operating expenses, net, excluding acquisition/divestiture items, deferred compensation, and restructuring and other costs. We believe this measure helps investors evaluate our non-operating expense trends.
Non-GAAP income tax provision
We define Non-GAAP income tax provision as GAAP income tax provision, excluding charges and benefits such as net deferred tax impacts resulting from the non-U.S. intercompany transfer of intellectual property, tax law changes, and significant one-time reserve releases upon the statute of limitations expirations. We believe this measure helps investors because it provides for consistent treatment of excluded items in our non-GAAP presentation and a difference in the GAAP and non-GAAP tax rates.
Non-GAAP net income
We define Non-GAAP net income as GAAP net income, excluding the effects of purchase accounting adjustments, acquisition/divestiture items, stock-based compensation, restructuring and other costs, and non-GAAP tax adjustments. This measure provides a supplemental view of net income trends, which are driven by non-GAAP income before taxes and our non-GAAP tax rate.
Non-GAAP diluted net income per share
We define Non-GAAP diluted net income per share as GAAP diluted net income per share, excluding the effects of purchase accounting adjustments, acquisition/divestiture items, stock-based compensation, restructuring and other costs, and non-GAAP tax adjustments. We believe our investors benefit by understanding our non-GAAP operating performance as reflected in a per share calculation as a way of measuring non-GAAP operating performance by ownership in the company.
Adjusted EBITDA
We define Adjusted EBITDA as non-GAAP operating income plus depreciation expense and income from equity method investments, net. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is not intended to purport to be an alternative to net income or operating income as a measure of operating performance or cash flow from operating activities as a measure of liquidity. Adjusted EBITDA is a performance measure that we believe offers a useful view of the overall operations of our business because it facilitates operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, depreciation and amortization expenses.
Explanations of Non-GAAP adjustments
(A)Purchase accounting adjustments. Purchase accounting adjustments consist of the following:
i.Acquired deferred revenue adjustment. We adopted ASU 2021-08 in the fourth quarter of 2021 for all acquisitions occurring in 2021, which requires the application of ASC 606, Revenue from Contracts with Customers, to recognize and measure contract assets and contract liabilities on the acquisition date. For acquisitions occurring prior to 2021, non-GAAP revenue excludes the adjustment to our revenue as a result of measuring the contract liability at fair value on the acquisition date.
ii.Amortization of acquired capitalized commissions. Purchase accounting generally requires entities to eliminate capitalized sales commissions balances as of the acquisition date. Non-GAAP operating expenses exclude the adjustments that eliminate the capitalized sales commissions. For acquisitions occurring prior to 2021, non-GAAP operating expenses exclude the adjustment of acquired capitalized commissions amortization.
iii.Amortization of purchased intangible assets. Non-GAAP gross margin and operating expenses exclude the amortization of purchased intangible assets, which primarily represents technology and/or customer relationships already developed.
(B)Acquisition / divestiture items. Non-GAAP gross margin and operating expenses exclude acquisition costs consisting of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal, due diligence, integration, and other closing costs, including the acceleration of acquisition stock options and adjustments to the fair value of earn-out liabilities. Non-GAAP non-operating expense, net, exclude unusual one-time acquisition/divestiture charges and/or divestiture gains/losses. The costs that have been excluded from the non-GAAP measures are costs specific to particular acquisitions. As a result, these are one-time costs that vary significantly in amount and timing and are not indicative of our core operating performance.
(C)Stock-based compensation / deferred compensation. Non-GAAP gross margin and operating expenses exclude stock-based compensation and income or expense associated with movement in our non-qualified deferred compensation plan liabilities. Changes in non-qualified deferred compensation plan assets, included in non-operating expense, net, offset the income or expense in the plan liabilities.
(D)Restructuring and other costs. Non-GAAP gross margin and operating expenses exclude restructuring and other exit costs comprised of termination benefits related to reductions in employee headcount, including executive severance agreements, the closure or exit of facilities, and cancellation of certain contracts. In addition, other costs include a one-time charge for Russia and Belarus customer receivables and inventory.
(E)Non-GAAP items tax effected. This amount adjusts the provision for income taxes to reflect the effect of the non-GAAP items (A) - (D) on non-GAAP net income.
(F)Difference in GAAP and Non-GAAP tax rate. This amount represents the difference between the GAAP and non-GAAP tax rates applied to the non-GAAP operating income plus the non-GAAP non-operating expense, net. The non-GAAP tax rate excludes charges and benefits such as net deferred tax impacts resulting from a non-U.S. intercompany transfer of intellectual property and significant one-time reserve releases upon statute of limitations expirations.

(G)GAAP and non-GAAP tax rate percentages. These percentages are defined as GAAP income tax provision as a percentage of GAAP income before taxes and non-GAAP income tax provision as a percentage of non-GAAP income before taxes.
OTHER KEY METRICS
Annualized Recurring Revenue
In addition to providing non-GAAP financial measures, Trimble provides an ARR performance measure in order to provide investors with a supplementary indicator of the value of the Company's current recurring revenue contracts. ARR represents the estimated annualized value of recurring revenue, including subscription, maintenance and support revenue, and term license contracts for the quarter. ARR is calculated by adding the portion of the contract value of all of our term licenses attributable to the current quarter to our non-GAAP recurring revenue for the current quarter and dividing that sum by the number of days in the quarter and then multiplying that quotient by 365. ARR should be viewed independently of revenue and deferred revenue as it is a performance measure and is not intended to be combined with or to replace either of those items.
Organic Annualized Recurring Revenue
Organic annualized recurring revenue refers to annualized recurring revenue excluding the impacts of (i) foreign currency translation, and (ii) acquisitions and divestitures.